Exhibit 10(vi)
                             CONTRACTOR'S AGREEMENT

      AGREEMENT made this 1st day of August, 1997 by and between TCKTS, L.L.C. dba Bristol Media, Ltd. ("Bristol") and 4 Point Lake, L.L.C. ("4 Point Lake").

      WITNESS THAT:

      WHEREAS, Bristol is a consulting firm which represents publicly traded companies, and

      WHEREAS, Bristol is currently representing SoundWorks International, Inc. ("Company") which will acquire SoundWorks USA, Inc. effective September 1, 1997, which will conduct an offering or offerings under Rule 504 of Regulation D of the Securities Act of 1933, and which will apply for a symbol and a listing on NASD's Electronic Bulletin Board in order that its securities may trade in a public market, and

      WHEREAS, Bristol has committed to a Representation Agreement with SoundWorks International, Inc. which provides that Bristol will provide investor relations services to the Company, including:

      o Preparation of sales and presentation materials and public relations services
      o Corporate and securities compliance services and preparation of related documentation
      o Publicize the Company to brokers, market-makers, prospective investors and shareholders, and

      WHEREAS, 4 Point Lake is in the business of corporate and securities compliance services and preparation of related documentation and desires to provide such services to Bristol and

      WHEREAS, Bristol desires to hire 4 Point Lake to provide such services;

      NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. Engagement: Bristol hereby engages 4 Point Lake to perform corporate and securities compliance services for the Company including the preparation of related documentation.


Contractor's Agreement
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2.    Time of Performance: Services to be performed under this Agreement shall commence upon the execution of this Agreement and shall continue until completion, which generally is expected to occur within thirteen months.

3. Compensation and Expenses: In consideration of the services to be performed by 4 Point Lake in assisting Bristol in arranging for the reverse takeover of SoundWorks USA, Inc. and in assisting Bristol in providing investor relations services to the Company, Bristol agrees to cause the company to issue 133,333 shares of its new Rule 144 restricted common stock to 4 Point Lake. In addition, Bristol agrees to cause the Company to issue one year warrants to purchase 333,333 shares of the company's Reg D 504 Offering at $0.50 per share.

4. Confidentiality: Until such time as the same may become publicly known, 4 Point Lake agrees that any information provided to it by Bristol or the company of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this agreement and upon completion of its services and upon the written request of Bristol, any original documentation provided by Bristol or the Company will be returned to Bristol.

TCKTS, L.L.C. dba                       4 POINT LAKE, L.L.C.
BRISTOL MEDIA, LTD.

By______________________________        By______________________________________
Its_____________________________        Its_____________________________________
Date____________________________        Date____________________________________


Contractor's Agreement
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